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                                                                     EXHIBIT 5.1


                             BAKER & BOTTS, L.L.P.
                                2001 ROSS AVENUE
                           DALLAS, TEXAS  75201-2980
                                 (214) 953-6500

                                                                January 23, 1998

Hollywood Theaters, Inc.
Hollywood Theater Holdings, Inc.
Crown Theatre Corporation
2911 Turtle Creek Boulevard
Suite 1100
Dallas, TX  75219

Ladies and Gentlemen:

                 Reference is made to the registration by Hollywood Theaters, Inc., a Delaware corporation (the "Company"), in connection with the offering by the Company of an aggregate of $110,000,000 principal amount of 10 5/8% Senior Subordinated Notes due August 1, 2007 (the "Exchange Notes") in exchange for the Company's 10 5/8% Senior Subordinated Notes due August 1, 2007 (the "144A Notes") issued in a private placement pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), as contemplated by the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission, as amended (the "Registration Statement"). As set forth in the Registration Statement, certain legal matters in connection with the Exchange Notes are being passed on for you by us. At your request, this opinion is being furnished for filing as Exhibit 5.1 to the Registration Statement.

                 We have acted as counsel for the Company in connection with the registration and proposed exchange by the Company of the Exchange Notes as described in the Registration Statement. In such capacity, we have familiarized ourselves with the Certificate of Incorporation and Bylaws, each as amended to date, of the Company; the corporate proceedings as furnished to us by the Company with respect to the issuance of the Exchange Notes and the execution of the Indenture dated as of August 7, 1997 (the "Indenture"), among the Company and U.S. Trust Company of Texas, N.A., as Trustee, pursuant to which the Exchange Notes are to be issued; the Indenture; the proposed form of Exchange Note; and the Registration Statement. We have also examined the originals or copies certified or otherwise identified, of corporate records of the Company, certificates of public officials or representatives of the Company, statutes and other records, instruments and documents as a basis for the opinions hereafter expressed.






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                 In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. As to various questions of fact material to this opinion, we have relied upon the accuracy of certificates and oral statements of officers and representatives of the Company and of public officials.

                 On the basis of the foregoing, and subject to the additional comments, assumptions, limitations, qualifications and exceptions hereinafter set forth, we are of the opinion that:

                          1.      The Company is a corporation duly
         incorporated and validly existing in good standing under the laws of the State of Delaware.

                          2. The Exchange Notes have been duly authorized by all necessary corporate action on the part of the Company.

                          3. Subject to the Registration Statement becoming effective under the Securities Act, to the Indenture being qualified under the Trust Indenture Act of 1939, as amended, to compliance with any applicable state securities laws, and to the Exchange Notes being executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture, the Exchange Notes proposed to be exchanged by the Company for the 144A Notes pursuant to the terms of the exchange offer described in the Registration Statement have been duly authorized for issuance and, when issued and delivered in exchange for the 144A Notes in accordance with the terms and provisions of the exchange offer as described in the Registration Statement and the Indenture, will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of the Company, enforceable against the company in accordance with their terms, except (a) as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and (b) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 Our opinion is further subject to the qualification that certain of the waivers and remedies in the Indenture and the Exchange Notes may be enforceable under, or may be limited by, the laws (including judicial decisions) of the State of New York and the United States. However, the enforceability or limitation of such covenants, waivers and remedies will not, in our opinion, prevent the realization by the holders thereof of the practical benefits intended to be provided by the Indenture and the Exchange Notes, except for the economic consequences of any delay that may result from such enforceability or limitation.

                 We express no opinion with respect to any laws other than those of the State of Texas, the State of New York, the Federal laws of the United States and the General Corporation Law of the State of Delaware.






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                 In rendering the opinions set forth in paragraph 1 above with respect to the existence and good standing of the Company, this firm has relied solely on the certificate(s) of authorities in the state of the Company's formation.

                 We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under "Validity of the Exchange Notes" in the Prospectus forming a part of the Registration Statement.

                 This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                        Very truly yours,

                                        /s/ BAKER & BOTTS, L.L.P.

                                        BAKER & BOTTS, L.L.P.